Oclaro Announces Fourth Quarter and Fiscal Year 2015 Financial Results
SAN JOSE, Calif., – August 4, 2015 – Oclaro, Inc. (Nasdaq: OCLR), a leading provider and innovator of optical communications solutions, today announced the financial results for its fourth quarter and fiscal year 2015, which ended June 27, 2015.

“Our fourth quarter results demonstrate the significant progress we made over the prior period and highlight how far we have come in just twelve months. We have improved Adjusted EBITDA by $31 million since last year, driven primarily by our cost cutting, operational improvements, and strong 100G product lines,” said Greg Dougherty, Chief Executive Officer, Oclaro. “By continuing to build on our 100G product success, for both client and line side applications, we believe we can generate the sales growth necessary to meet our objective of becoming profitable on a non-GAAP operating basis during fiscal year 2016."

Results for the Fourth Quarter of Fiscal 2015

•	Revenues were $82.2 million for the fourth quarter of fiscal 2015, compared with revenues of $83.0 million in the third quarter of fiscal 2015.

•	GAAP gross margin was 19.3% for the fourth quarter of fiscal 2015, compared with a GAAP gross margin of 15.3% in the third quarter of fiscal 2015.

•	Non-GAAP gross margin was 19.9% for the fourth quarter of fiscal 2015, compared with a non-GAAP gross margin of 15.8% in the third quarter of fiscal 2015.

•	GAAP operating loss was $8.4 million for the fourth quarter of fiscal 2015. This compares with a GAAP operating loss of $13.4 million for the third quarter of fiscal 2015.

•	Non-GAAP operating loss was $5.4 million for the fourth quarter of fiscal 2015, compared with a non-GAAP operating loss of $9.5 million in the third quarter of fiscal 2015.

•	GAAP net loss for the fourth quarter of fiscal 2015 was $11.4 million. This compares with a GAAP net loss of $10.2 million in the third quarter of fiscal 2015.

•	Non-GAAP net loss for the fourth quarter of fiscal 2015 was $6.6 million. This compares with a non-GAAP net loss of $9.6 million in the third quarter of fiscal 2015.

•	Adjusted EBITDA was negative $1.2 million for the fourth quarter of fiscal 2015, compared with negative $5.3 million in the third quarter of fiscal 2015.

•	Cash, cash equivalents, restricted cash, and short-term investments were $115.1 million at June 27, 2015.

Results for Fiscal Year 2015

•	Revenues were $341.3 million for fiscal 2015, compared with $390.9 million in fiscal 2014.

•	GAAP gross margin was 16.6% for fiscal 2015, compared with 13.4% in fiscal 2014.

•	Non-GAAP gross margin was 17.2% for fiscal 2015, compared with 14.0% in fiscal 2014.

•	GAAP operating loss was $43.0 million for fiscal 2015. This compares with a GAAP operating loss of $102.3 million in fiscal 2014.

•	Non-GAAP operating loss was $38.4 million for fiscal 2015. This compares with a non-GAAP operating loss of $74.7 million in fiscal 2015.

•	GAAP net loss for fiscal 2015 was $54.2 million. This compares with a GAAP net income of $17.8 million in fiscal 2014.

•	Adjusted EBITDA was negative $20.9 million for fiscal 2015, compared with a negative $51.5 million in fiscal 2014.

First Quarter Fiscal Year 2016 Outlook
The guidance for the quarter ending September 26, 2015 is:

•	Revenues in the range of $82 million to $88 million.

•	Non-GAAP gross margin in the range of 18% to 22%.

•	Adjusted EBITDA in the range of negative $3 million to Breakeven.

The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.

Conference Call
Oclaro will hold a conference call to discuss financial results for the fourth quarter and fiscal year 2015 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (913) 981-5550. A replay of the conference call will be available through August 18, 2015. To access the replay, dial (858) 384-5517. The passcode for the replay is 8273367. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

About Oclaro
Oclaro, Inc. (Nasdaq: OCLR), is a leader in optical components, modules and subsystems for the core optical, enterprise and data center markets. Leveraging more than three decades of laser technology innovation, photonics integration, and subsystem design, Oclaro's solutions are at the heart of the fast optical networks and high-speed interconnects driving the next wave of streaming video, cloud computing, voice over IP and other bandwidth-intensive and high-speed applications. For more information, visit www.oclaro.com or follow on Twitter at @OclaroInc.

Copyright 2015. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the US and other countries. All other trademarks are the property of their respective owners. Information in this release is subject to change without notice.

Safe Harbor Statement
This press release, in association with Oclaro’s fourth quarter and fiscal year 2015 financial results conference call, contains statements about management’s future expectations, plans or prospects of Oclaro and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations and progress toward Oclaro’s target business model, including financial guidance for the fiscal quarter ending September 26, 2015 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) market interest in Oclaro’s 100G products, and (iii) Oclaro’s future financial performance and operating prospects. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” “model,” "objective," and other words and terms of similar meaning in connection with any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) Oclaro's ability to timely develop, commercialize and ramp the production of new products, (ii) Oclaro's ability to increase the percentage of sales associated with its new products, (iii) Oclaro's ability to respond to evolving technologies, customer requirements and demands, and product design challenges, (iv) Oclaro's dependence on a limited number of customers for a significant percentage of its revenues, (v) Oclaro's ability to maintain strong relationships with certain customers, (vi) the effects of fluctuating product mix on Oclaro's results, (vii) competition and pricing pressure, (viii) Oclaro's ability to effectively manage its inventory, (ix) Oclaro's ability to meet or exceed its gross margin expectations, (x) the effects of fluctuations in foreign currency exchange rates, (xi) Oclaro’s ability to maintain or increase its cash reserves and obtain debt or equity-based financing on acceptable terms or at all, (xii) the future performance of Oclaro and its ability to effectively restructure its operations and business, (xiii) Oclaro's ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources, (xiv) Oclaro's ability to timely capitalize on any increase in market demand, (xv) Oclaro’s ability to service and repay its outstanding indebtedness pursuant to the terms of the applicable agreements, (xvi) the potential inability to realize the expected benefits of asset dispositions, (xvii) the sale of businesses which may or may not arise in connection with executing Oclaro's restructuring plans, (xviii) Oclaro's ability to reduce costs and operating expenses, (xix) increased costs related to downsizing and compliance with regulatory and legal requirements in connection with such downsizing, (xx) the risks associated with Oclaro's international operations, (xxi) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for Oclaro's products, (xxii) the outcome of tax audits or similar proceedings, (xxiii) the outcome of pending litigation against Oclaro, and (xxiv) other factors described in Oclaro’s most recent annual report on Form 10-K, quarterly report on Form 10-Q and other documents it periodically files with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss and Adjusted EBITDA is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.

Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its ongoing performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects (such as acquisitions), non-cash compensation related to stock and options and certain income, purchase accounting adjustments related to the fair market value of acquired inventories, costs to outsource our back-end manufacturing activities, write-offs and expenses related to flooding in Thailand, including advance payments received from insurers, impairment of fixed assets and inventory and related expenses, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Adjusted EBITDA
Adjusted EBITDA is calculated as operating income/loss excluding the impact of depreciation and amortization, restructuring, acquisition and related costs, non-cash compensation related to stock and options, purchase accounting adjustments related to the fair market value of acquired inventories, impairment of intangible assets and goodwill and certain other one-time charges and credits, including flood related advance payments received from insurers, impairment of fixed assets and inventory and related expenses, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Pete Mangan	Jim Fanucchi
Chief Financial Officer	Darrow Associates, Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(Thousands, except per share amounts)
Revenues	$82,192	$83,023	$95,911	$341,276	$390,871
Cost of revenues	66,319	70,323	82,695	284,528	338,424
Gross profit	15,873	12,700	13,216	56,748	52,447
Operating expenses:
Research and development	9,053	11,732	15,083	46,419	64,218
Selling, general and administrative	12,689	12,048	13,993	53,797	70,937
Amortization of other intangible assets	252	194	421	1,133	1,680
Restructuring, acquisition and related (income) expense, net (1)	2,546	2,246	5,825	(1,516)	18,491
Flood related income	—	—	—	—	(1,797)
Impairment of goodwill, other intangible assets and long-lived assets	—	—	584	—	584
(Gain) loss on sale of property and equipment	(316)	(138)	334	(83)	665
Total operating expenses	24,224	26,082	36,240	99,750	154,778
Operating loss	(8,351)	(13,382)	(23,024)	(43,002)	(102,331)
Other income (expense):
Interest income (expense), net	(1,259)	(599)	(114)	(2,051)	(9,228)
Gain (loss) on foreign currency transactions, net	(2,351)	2,892	(712)	(2,144)	(1,158)
Other income (expense), net	500	366	734	1,750	1,227
Total other income (expense)	(3,110)	2,659	(92)	(2,445)	(9,159)
Loss from continuing operations before income taxes	(11,461)	(10,723)	(23,116)	(45,447)	(111,490)
Income tax provision (benefit)	(51)	(537)	(11,836)	328	(9,365)
Loss from continuing operations	(11,410)	(10,186)	(11,280)	(45,775)	(102,125)
Income (loss) from discontinued operations, net of tax (2)	—	—	(12,749)	(8,458)	119,944
Net income (loss)	$(11,410)	$(10,186)	$(24,029)	$(54,233)	$17,819
Basic and diluted net loss per share:
Loss per share from continuing operations	$(0.10)	$(0.09)	$(0.11)	$(0.42)	$(1.03)
Income (loss) per share from discontinued operations	—	—	(0.12)	(0.08)	1.21
Basic and diluted net income (loss) per share	$(0.10)	$(0.09)	$(0.23)	$(0.50)	$0.18
Shares used in computing net income (loss) per share:
Basic	109,122	108,357	106,287	108,144	98,986
Diluted	109,122	108,357	106,287	108,144	98,986
(1) The twelve month period ending June 27, 2015 contains a gain of approximately $8.3 million relating to the sale of the Company’s industrial and consumer business on October 27, 2014.
(2) The twelve month period ending June 27, 2015 contains a charge of approximately $7.7 million relating to the release of amounts originally held back at the time of sale of our Amplifier and Zurich Businesses, as part of a Settlement Agreement with II-VI, Inc. on December 30, 2014.

OCLARO, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
CONTINUING OPERATIONS
(Unaudited)

	Three Months Ended			Twelve Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(Thousands, except per share amounts)
Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$15,873	$12,700	$13,216	$56,748	$52,447
Outsource transition costs	—	—	49	—	1,135
Stock-based compensation in cost of revenues	460	434	255	1,800	1,001
Non-GAAP gross profit	$16,333	$13,134	$13,520	$58,548	$54,583
GAAP gross margin rate	19.3%	15.3%	13.8%	16.6%	13.4%
Non-GAAP gross margin rate	19.9%	15.8%	14.1%	17.2%	14.0%
Reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA:
GAAP operating loss	$(8,351)	$(13,382)	$(23,024)	$(43,002)	$(102,331)
Stock-based compensation	1,547	1,575	1,229	6,164	6,023
Amortization of intangible assets	252	194	421	1,133	1,680
Restructuring, acquisition and related costs (3)	2,546	2,246	5,825	(1,516)	18,491
Research and development tax credit relating to prior years	(1,104)	—	—	(1,104)	—
Flood related (income) expense	—	—	—	—	(1,797)
Impairment of goodwill, other intangible assets and long-lived assets	—	—	584	—	584
Outsource transition costs	—	—	291	—	1,969
(Gain) loss on sales of property and equipment	(316)	(138)	334	(83)	665
Non-GAAP operating loss	$(5,426)	$(9,505)	$(14,340)	$(38,408)	$(74,716)
Depreciation expense	4,238	4,209	4,979	17,480	23,184
Adjusted EBITDA	$(1,188)	$(5,296)	$(9,361)	$(20,928)	$(51,532)
Reconciliation of GAAP loss to non-GAAP loss from continuing operations:
GAAP loss from continuing operations	$(11,410)	$(10,186)	$(11,280)	$(45,775)	$(102,125)
Stock-based compensation	1,547	1,575	1,229	6,164	6,023
Amortization of intangible assets	252	194	421	1,133	1,680
Restructuring, acquisition and related costs (3)	2,546	2,246	5,825	(1,516)	18,491
Research and development tax credit relating to prior years	(1,104)	—	—	(1,104)	—
Flood related (income) expense	—	—	—	—	(1,797)
Impairment of goodwill, other intangible assets and long-lived assets	—	—	584	—	584
Other (income) expense items, net	(500)	(366)	(734)	(1,750)	(1,227)
Outsource transition costs	—	—	291	—	1,969
(Gain) loss on sales of property and equipment	(316)	(138)	334	(83)	665
(Gain) loss on foreign currency translation	2,351	(2,892)	712	2,144	1,158
Non-GAAP loss from continuing operations	$(6,634)	$(9,567)	$(2,618)	$(40,787)	$(74,579)
Non-GAAP loss per share-continuing operations:
Basic and diluted	$(0.06)	$(0.09)	$(0.02)	$(0.38)	$(0.75)
Shares used in computing Non-GAAP loss per share-continuing operations:
Basic and diluted	109,122	108,357	106,287	108,144	98,986

	Three Months Ended			Twelve Months Ended
	June 27, 2015	March 28, 2015	June 28, 2014	June 27, 2015	June 28, 2014
	(Thousands, except per share amounts)
Stock-based compensation for the above included the following:
Cost of revenues	$460	$434	$255	$1,800	$1,001
Research and development	377	396	338	1,515	1,039
Selling, general and administrative	710	745	636	2,849	3,983
Total	$1,547	$1,575	$1,229	$6,164	$6,023

Outsource transition cost for the above included the following:
Cost of revenues	$—	$—	$49	$—	$1,135
Research and development	—	—	242	—	823
Selling, general and administrative	—	—	—	—	11
Total	$—	$—	$291	$—	$1,969

(3) The twelve month period ending June 27, 2015 contains a gain of approximately $8.3 million relating to the sale of the Company’s industrial and consumer business on October 27, 2014.

OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 27, 2015	June 28, 2014
	(Thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$111,840	$98,973
Restricted cash	3,275	5,055
Short-term investments	—	95
Accounts receivable, net	74,815	82,872
Inventories	66,342	71,099
Prepaid expenses and other current assets	22,746	45,275
Total current assets	279,018	303,369
Property and equipment, net	41,766	50,768
Other intangible assets, net	2,579	8,536
Other non-current assets	2,521	3,012
Total assets	$325,884	$365,685
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,133	$71,283
Accrued expenses and other liabilities	33,189	51,492
Capital lease obligations, current	3,580	5,387
Total current liabilities	89,902	128,162
Deferred gain on sale-leasebacks	8,978	10,711
Convertible notes payable	61,246	—
Capital lease obligations, non-current	1,167	4,539
Other non-current liabilities	9,132	14,345
Total liabilities	170,425	157,757
Stockholders’ equity:
Preferred stock
Common stock	1,099	1,077
Additional paid-in capital	1,464,567	1,458,487
Accumulated other comprehensive income	41,526	45,864
Accumulated deficit	(1,351,733)	(1,297,500)
Total stockholders’ equity	155,459	207,928
Total liabilities and stockholders’ equity	$325,884	$365,685